UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2006
KLA-TENCOR CORPORATION
(Exact name of registrant specified in its charter)

Delaware	000-09992	04-2564110

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 Rio Robles , San Jose, California		95134

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone, including area code: (408) 875-3000
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) As previously announced, the Company has conducted an extensive examination of its historical stock option grant practices under its various equity incentive plans and has determined that certain outstanding options have exercise prices below the fair market value of the Company’s common stock on the actual date on which those particular options were granted. The exercise prices for those options were instead set at the fair market value of the common stock on an earlier date when the fair market value was lower. These retroactively-priced options, to the extent they were not vested as of December 31, 2004, are likely to be subject to taxation under Internal Revenue Code Section 409A unless the exercise price is increased to the fair market value per share of the Company’s common stock on the actual grant date. For individuals who were executive officers of the Company subject to the reporting requirements and trading restrictions of Section 16 of the Securities Exchange Act of 1934 at the time such options were granted, the requisite change must be effected by December 31, 2006.
     Accordingly, during the three-day period from December 26, 2006 to December 28, 2006, KLA-Tencor Corporation (the “Company”) entered into a Stock Option Amendment and Special Bonus Agreement (an “Agreement”) with each of the following individuals in the Company’s employ:

Name	Title
Richard Wallace	Chief Executive Officer
Neil Richardson	Senior Advisor
Dennis Fortino	Senior Advisor
     Mr. Wallace is currently an executive officer of the Company and signed the Agreement on December 28, 2006. Messrs. Richardson and Fortino were executive officers of the Company when they received the options in question, but they do not have such executive officer status at present.
     The Agreements increased the per share exercise price in effect for the shares of the Company’s common stock purchasable under the portion of each retroactively-priced option potentially subject to Section 409A to the fair market value per share of such common stock on the actual grant date of that option. The specific increases to the retroactively-priced options held by Mr. Wallace may be summarized as follows:

		Number of			Total Increase
	Grant	Affected	Prior Exercise	Increased	in
Name	Date	Option Shares	Price	Exercise Price	Exercise Price
R.Wallace	11/10/00	3,209	$26.25	$32.88	$21,275.67
	04/04/01	4,667	$32.75	$50.82	$84,332.69
	10/02/01	16,500	$29.31	$45.25	$263,010.00
Aggregate Increase in Exercise Prices:					$368,618.36

     For Mr. Richardson, the increase in exercise prices affected 11,000 option shares in total. The aggregate dollar amount of that increase was $195,812.50. For Mr. Fortino, the increase affected 6,375 option shares in total and was $104,013.75 in the aggregate.
     Except for the increases to the exercise prices per share for the options described above, no other terms or provisions of the original option agreements for those options have been modified.
     As part of their Agreements, Messrs. Wallace, Richardson and Fortino will each receive a special cash bonus from the Company equal to the aggregate increase in the exercise prices for their Section 409A-covered options, as that aggregate increase is indicated above for each of them. The payment will be made in January 2008, subject to the Company’s collection of all applicable withholding taxes.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits. The following exhibits are included in this report:
99.1	Form of Stock Option Amendment and Special Bonus Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date: January 5, 2007	By: Name:	/s/ Jeffrey L. Hall Jeffrey L. Hall
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Form of Stock Option Amendment and Special Bonus Agreement.